EXHIBIT 10.25




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                              EMPLOYMENT AGREEMENT

     AGREEMENT, signed on June 4, 2014, but with an effective date of February 1, 2014, between Synergy Resources Corporation, a Colorado corporation (the "Company"), and Craig Rasmuson (the "Employee").

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing, and for the mutual promises of the parties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and parties hereto agree as follows:

     1. Employment, Duties and Acceptance.

            1.1 Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee for the Term (as hereinafter defined), as its Chief Operating Officer. The Employee will report to the officers of the company. Employee will devote 100% of his time to the business of the Company.

            1.2 The Employee hereby accepts such employment and agrees to render the services described above.

            1.3 The Company will maintain officers and directors liability insurance, specifying the Employee as a named insured, providing coverage for any single claim in an amount which will not be less than $5,000,000.

     2. Term of Employment.

            2.1 The Term of this Agreement (the "Term") shall commence on February 1, 2014 and shall end on February 1, 2017, unless sooner terminated pursuant to Article 4 of this Agreement.

     3. Compensation.

            3.1 The Company agrees to pay the Employee a salary of $250,000 per year during the term of this Agreement, in installments pursuant to the Company's regular payroll practices .

            3.2 Effective February 1, 2014 the Employee shall be entitled to a grant of 60,000 shares of the Company's common stock, with the following vesting terms:

       February 1, 2015                 20,000
       February 1, 2016                 20,000
       February 1, 2017                 20,000

            3.3   NOT USED.

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            3.4 The Employee will be entitled to participate in all benefit plans generally available to the Company's employees, including group health insurance and 401(k) plans.

            3.5 During each twelve month period the Employee shall be entitled to 4 weeks of vacation which, to the extent not used, will carry over into the following year; provided, however, that the Employee shall use reasonable judgment with regard to appropriate vacation scheduling. No monetary value is assigned to vacation benefits and no lump sum payments are made for unused vacation.

            3.6 For the term of the agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require, the Company shall pay or reimburse the Employee for all reasonable business, business related expenses and other reasonable expenses incurred and/or paid by Employee during the Term in the performance of the Employee's services under this Agreement,

            3.7 The Company shall provide the Employee with a cellular telephone and the Company shall be responsible for the costs and expenses in connection with such telephone, including, but not limited to, monthly service charges and maintenance, usage charges and long distance, whether these be incurred for personal or Company business.

            3.8 In addition to the compensation set forth in this agreement, the Company may conduct periodic performance reviews and, subject to the oversight of the Compensation Committee of the Board of Directors, may elect to grant either cash based or equity based performance awards to the Employee.

     4. Termination.

            4.1 If the Employee should die during the Term, this Agreement shall terminate as of the date of the Employee's death, except that the Employee's legal representatives shall be entitled to receive all compensation otherwise payable to Employee through the last day of the month in which Employee's death occurs and unvested equity grants or stock options, if any, shall immediately become exercisable. The Employee's legal representatives shall have the right to exercise outstanding options, if any, for a period of one year.

            4.2 If, during the Term, the Employee shall become physically or mentally disabled, whether totally or partially, so that the Employee is unable substantially to perform his services hereunder for (i) a period of two consecutive months, or (ii) for shorter periods aggregating four months during any twelve-month period, the Company may, at any time after the last day of the second consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of four months, by written notice to the Employee (but before the Employee has recovered from such disability), terminate this Agreement. Notwithstanding such disability, the Company shall continue to pay the Employee his full salary up to and including the date of such termination. Upon termination for disability, unvested equity grants and stock options, if any, shall immediately become exercisable. The Employee shall have the right to exercise outstanding options, if any, for a period of one year.

            4.3 In the event of (i) conviction of the Employee of any crime or offense involving the property of the Company, or any of its subsidiaries or affiliates, fraud or moral turpitude, and such crime or offense significantly harms the business operations of the Company, (ii) the refusal of Employee to follow the lawful directions of the Company's Board of Directors within a reasonable period after delivery to Employee of written notice of such directions (iii) the Employee's gross negligence, and such gross negligence significantly harms the business operations of the Company (gross negligence

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does not include errors of judgment,  mistakes, or discretionary  decisions, but is conduct which shows a reckless or willful disregard for reasonable business practices), or (iv) a breach of this Agreement by Employee which Employee fails to cure within thirty days after notice from the Company's Board of Directors, or fails to diligently pursue a cure if the breach is not able to reasonably be cured within 30 days, then the Company may terminate Employee's employment hereunder by written notice to Employee in which event Employee shall be compensated as set forth herein through the date of termination.

            4.4 If an arbitrator or an arbitration panel determines that the Company was not justified in terminating this Agreement pursuant to Article 4.2 or 4.3 the Company will be obligated to pay the Employee the compensation which the Employee would have received had this Agreement not been terminated.

            4.5 Constructive Termination shall occur if Employee resigns his employment within ninety (90) days of the occurrence of any of the following events: (i) a relocation (or demand for relocation) of Employee's place of employment to a location more than thirty-five (35) miles from Employee's current place of employment, or (ii) if a Change of Control event has occurred.

     "Change of Control" shall mean a change in ownership or control of the Company as a result of any of the following transactions:

     a. a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more that 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the company's outstanding voting securities immediately prior to such transaction, or

     b. any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

     c. the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which was not approved by a majority of the Company's directors or

     d. a change in the  composition  of the Board  over a period of  thirty-six
(36) months or less such that a majority of the Board members, by reason of one or more contested elections for Board membership, are no longer comprised of individuals who (A) were Board members at the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (A).

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     In the event a Constructive  Termination has occurred, other than Change of
Control, Employee may, in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon Employee shall cease to be employed by the Company and both parties shall be relieved of further responsibility or liability to the other except as provided by this Agreement.

     In the event of a Change of Control, Employee may in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon Employee shall cease to be employed by the Company. Upon receipt of such notice of resignation, Company shall promptly pay to Employee by certified check, wire transfer funds, or other form of payment reasonably acceptable to Employee, a lump sum amount equal to the larger of 12 months salary of the Employee at such compensation rate as is then in effect under the terms of this Agreement, and any extension or renewal thereof, or the amount of all salary and benefits which would otherwise by payable pursuant to this Agreement, whichever is greater. (the "Payment") The Payment shall not be reduced by any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required withholding taxes.

     In the event of a Constructive Termination, including a change in control, whether or not followed by termination of Employee's employment, any options or bonus shares of the Company then held by Employee shall become fully vested.

      4.6 Should the Employee elect to retire during the term of this Agreement, after attaining the age of 70, unvested equity grants and stock options, if any, shall immediately become exercisable. The Employee shall have the right to exercise outstanding options, if any, for a period of one year.

     5. Confidential Information, Competition.

            5.1 In view of the fact that the Employee's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the Employee agrees:

               o To keep secret and retain in the strictest confidence, all confidential matters of the Company, including, without limitation, all information concerning oil and gas properties owned by the Company or which are under consideration by the Company, and all other confidential and proprietary information of the Company and its affiliates, and not to disclose such confidential and proprietary information to anyone outside the Company, or to ever use such confidential and proprietary information for the personal gain or benefit of the Employee except in the course of performing his duties hereunder or with the
                    Company's express written consent. Notwithstanding the above, confidential information does not include information which is known, or becomes known, to the Employee through means other than his employment with the Company.

               o That all records of the Company, are and shall remain the property of the Company at all times and to furnish on demand, all books, records, letters, vouchers, maps, drawings, notes or any other information that is written,

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                    photographed,  or  stored  in  any  manner  containing  data regarding oil and gas properties in which the Company has an interest or which are under consideration by the Company and all other Company records whether in original, duplicated, copied, transcribed, or any other form.

            5.2 If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 5.1 hereof, the Company shall have the following rights and remedies:

                  5.2.1 The right to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages shall not provide an adequate remedy to the Company;

                  5.2.2 The right to recover from the Employee all money damages, direct, consequential, or incidental, suffered by the Company as a result of any acts constituting a breach of any of the provisions of
       Section 5.1.

                  Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

            5.3 All inventions made by the Employee during the employment term, which inventions apply to the Company's business, including any improvements to any invention in existence as of the date of this Agreement, will be assigned to the Company. In the event any of such inventions are of a patentable nature, Employee agrees to apply for a patent on the invention and assign any patent rights relating to the invention to the Company. The Company will bear the costs of any such patent applications.

            5.4 Employee understands that the Company's duties may involve writing or drafting various documents, for the Company. Employee hereby assigns any and all rights to such documents, to the Company, together with the right to secure copyright therefor and all extensions and renewals of copyright throughout the entire world. The Company shall have the right to make any and all versions, omissions, additions, changes, specifications and adaptions, in whole or in part, with respect to such documents, brochures or publications.

             5.5 Employee agrees that he will not, during the term of this Agreement and for a period of 1 year from and after the date of termination of this Agreement, directly or indirectly, (i) knowingly acquire or own in any manner any interest in any entity which competes for properties with the Company, or any of its subsidiaries or affiliates, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any entity which competes for properties with the Company or its subsidiaries or affiliates, or (iii) acquire, directly or through an entity affiliated with the Employee, an interest in any property which is located within 50 miles of any property owned by the Company or which is under consideration by the Company, unless accepted by the Company in writing. The foregoing provisions of this
Section 5.5 shall not prevent the Employee from acquiring and owning not more than 5% of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

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     6. Indemnification.

            The Company shall indemnify the Employee to the extent permitted by Colorado law against all costs, charges and expenses including attorneys' fees, incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

     7. Notices.

            All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid electronic transmission or mailed first class, postage prepaid, by registered or certified mail or delivered by an overnight courier service (notices sent by electronic transmission, mail or courier service shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other):

      If to the Company:

           Synergy Resources Corporation
           20203 Highway 60
           Platteville, CO 80651

      If to the Employee:

           Craig Rasmuson
           301 Habitat Bay
           Windsor, CO  80550

     8. General.

            8.1 This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Colorado. If any part of this Agreement is contrary to, prohibited by or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any part of this Agreement is deemed to trigger inadvertent tax consequences, the Agreement shall be modified to mitigate, so far as possible, the negative tax consequences to the Company and to the Employee.

            8.2 The article and section headings in this Agreement are for reference only and shall not in any way affect the interpretation of this Employment Agreement.

            8.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

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            8.4 This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets and in such event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or the acquisition of all or substantially all of the Company's business or assets.

            8.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision in this Agreement (whether by conduct or otherwise) shall in no manner be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant of this Agreement.

            8.6 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled by the Company; and the term "affiliate" shall mean and include any corporation or other business entity controlling, controlled by, or under common control with the Company.

            8.7 All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall be arbitrated and finally resolved in Denver, Colorado, pursuant to the commercial arbitration rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            SYNERGY RESOURCES CORPORATION


                            By William E. Scaff, Jr.
                               ---------------------
                               Authorized Officer


                            EMPLOYEE


                            /s/ Craig Rasmuson
                            ------------------------
                            Craig Rasmuson